EXHIBIT D

          THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL TO THE SELLER, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF VECTOR.


                                OPTION AGREEMENT


                  OPTION AGREEMENT, dated as of January 24, 1996, by and between V' POWER CORPORATION, a Bahamian corporation (the "Optionee"), on the one hand, and VECTOR AEROMOTIVE CORPORATION, a Nevada corporation ("Vector") on the other.

                  WHEREAS, effective as of December 29, 1995, the Optionee and Vector entered into a Share Purchase Agreement (the "Purchase Agreement") pursuant to which, among other things, the Optionee is to receive the right (the "Option") to purchase up to 50,000,000 Common Shares, par value $.01 per share (the "Option Shares") of Vector pursuant to the terms of an option agreement; and

                  WHEREAS,   this  option  agreement  (the  "Option  Agreement")
constitutes the option agreement described in the Purchase Agreement;

                  NOW, THEREFORE, in consideration of the agreements set forth below, the parties here agrees as follows:

                  1. The Option. Subject to the terms and conditions hereof, the Optionee is hereby granted the Option, at any time or from time to time commencing on the date of Option Agreement and at or before 5:00 P.M., Eastern Time, on January 24, 1997 (such one year period hereinafter the "Option Exercise Period"), but not thereafter, to subscribe for and purchase any and all of the Option Shares for a price of $.45 per Option Share purchased (the "Option Exercise Price"). If the rights represented hereby shall not be exercised during the Option Exercise Period, this Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

                  2. Exercise of Option. During the Option Exercise Period, the Optionee may exercise this Option upon presentation and surrender of this Option and upon payment of the Option Exercise Price for the Option Shares to be purchased to Vector at the principal office of Vector. Upon exercise of this Option,

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the  form  of  election  hereinafter  provided  must be  duly  executed  and the instructions for registration of the Option Shares acquired by such exercise must be completed and delivered with this Option to Vector. In the event of the exercise of this Option in part only, Vector shall cause to be delivered to the Optionee a new Option of like tenor to this Option in the name of the Optionee evidencing the right of the Optionee to purchase the number of Option Shares purchasable hereunder as to which this Option has not been exercised. On exercise of this Option, unless (i) Vector receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, or (ii) the Option Shares are registered under the 1933 Act, each certificate for Option Shares issued hereunder shall bear a legend reading substantially as follows:

                   This option has not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Vector.

The foregoing legend may be removed with respect to any Option Shares sold upon registration or sold pursuant to an exemption from registration including the exemption, for sales made in accordance with Rule 144 promulgated under the 1933 Act, provided Vector receives an opinion from counsel satisfactory to it that such legend may be removed.

                  3. Assignment. Subject to the terms contained herein, this Option may be assigned by the Optionee in whole or in part by execution by the Optionee of the form of assignment attached hereto. In the event of any assignment, Vector, upon request and upon surrender of this Option by the Optionee at the principal office of Vector accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Option on the books of Vector. If the assignment is in whole, Vector shall execute and deliver a new Option or Options of like tenor to this Option to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Option Shares purchasable hereunder; and if the assignment is in part, Vector shall execute and deliver to the appropriate assignee a new Option or Options of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Option Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Optionee a new Option of like tenor to this Option evidencing the right to purchase the remaining portion of the Option Shares

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purchasable hereunder which have not been transferred to the assignee.

                  4. Transfer of Option. The Optionee, by acceptance hereof, agrees that, before any transfer is made of all or any portion of this Option, the Optionee shall give written notice to Vector ar least 15 days prior to the date of such proposed transfer, which notice shall specify the identity, address and affiliation, if any, of such transferee. No such transfer shall be made unless and until Vector has received an opinion of counsel for Vector or for the Optionee stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition or a registration statement has been filed by Vector and declared effective by the Securities and Exchange Commission covering such proposed transfer and the Option and/or the Option Shares have been registered under appropriate state securities laws.

                  5.   Share   Dividends,    Reclassification,    Reorganization
Provisions.

                           (a)     If, prior to the expiration of this Option by
exercise or by its terms, Vector shall issue any of its Common Shares as a share dividend or subdivide the number of outstanding Common Shares into a greater number of shares then, in either of such cases, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of Option Shares purchasable pursuant to this Option shall be proportionately increased; and conversely, if Vector shall reduce the number of outstanding Common Shares by combining such shares into a smaller number of shares then, in such case, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of Option Shares at that time purchasable pursuant to this Option shall be proportionately decreased. If Vector shall, at any time during the life of this Option, declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purpose of this Option, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Shares in shares of any other class of securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof.

                           (b)     If, prior to the expiration of this Option by
exercise or by its terms, Vector shall be recapitalized by reclassifying its outstanding Common Shares, or Vector or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any

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such  corporation  being  included  within the  meaning  of the term  "successor corporation" used above in the event of any consolidation or merger of any such corporations with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), the Optionee shall thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this Option, in lieu of the Option Shares theretofore purchasable upon the exercise of this Option, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Option shares theretofore purchasable upon the exercise of this Option had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of the Optionee to an adjustment in the number of Option shares purchasable upon the exercise upon this Option as herein provided shall continue and be preserved in respect of any shares, securities or assets which the Optionee becomes entitled to purchase.

                           (c)     If, (i) Vector shall take a record of holders
of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of Vector's assets; or (ii) Vector shall take a record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (ii) in the event of any classification, reclassification or other reorganization of the securities which Vector is authorized to issue, consolidation or merger by Vector with or into another corporation, or conveyance of all or substantially all of the assets of Vector; or (iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of Vector; then, and in any such case, Vector shall mail to the Optionee, at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Common Shares of record shall be entitled to participate in such dividend, distribution or rights, or shall be entitled to exchange their Common Shares or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

                           (d)      If Vector, at any time while this Option
shall remain unexpired and unexercised in whole or in part, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the Optionee may thereafter receive upon exercise hereof, in lieu of each Option Share which

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it would  have  been  entitled  to  receive,  the same  kind and  amount  of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each Common Shares of Vector purchased upon exercise of this Option.

                  6. Reservation of Shares Issuable on Exercise of Option. At all times during the Option Exercise Period, Vector will reserve and keep available out of its authorized Common Shares, solely for issuance upon the exercise of this Option, such number of Common Shares and other securities as from time to time may be issuable upon exercise of this Option.

                  7. Request to Transfer Agent. On exercise of all or any portion of this Option, Vector shall, within ten days of the receipt of good and clean funds for the purchase of any or all of the Option Shares, advise its Transfer Agent and Registrar of the required issuance of the number of Option Shares and the names in which such shares are to be registered pursuant to the exercise form attached hereto. Vector shall also execute and deliver any and all such further documents as may be requested by the Transfer Agent and Registrar for the purpose of effecting the issuance of Option shares upon payment therefor by the Optionee or any assignee.

                  8. Loss,  Theft,  Destruction or  Mutilation.  Upon receipt by
Vector of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Option, and the purchase by the Optionee of a lost security bond (or, if acceptable to Vector, the provision of a satisfactory indemnity from the Optionee) in an amount equal to or exceeding the total value of the Option Shares to be purchased hereunder, Vector will execute and deliver, in lieu thereof, a new Option of like tenor.

                  9. Optionee Not a Shareholder. The Optionee or any other holder of this Option shall, as such, not be entitled by reason of ownership of this Option to any rights whatsoever of a shareholder of Vector.

                  10. Transfer Taxes. The Optionee or its assignee(s) will pay all taxes in respect of the issue or transfer of this Option or the Option Shares issuable upon exercise hereof.

                  11. Mailing of Notice. All notices and other communications from Vector to the Optionee or from the Optionee to Vector shall be mailed by first class, certified mail, postage prepaid, or sent by receipt confirmed facsimile transmission, to the address furnished to each party in writing by the other party.

                  12.   Fractional   Shares.   No  fractional  shares  or  scrip
representing fractional shares shall be issued upon exercise of this Option. With respect to any fraction of a share called for

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upon the  exercise  hereof,  Vector shall issue to the Optionee at no extra cost another whole share for any fraction which is one-half or greater, and the Optionee shall forfeit the fractional share that is less than one-half of a share.

                  13. Common Shares Defined. Whenever reference is made in this Option to the issue or sale of Common Shares, the term "Common Shares" shall mean the voting Common Shares of Vector of the class authorized as of the date hereof and any other class of stock ranking on a party with such Common Shares.

                  14. Registration Rights. The Optionee and Vector acknowledge their execution of a Registration Rights Agreement between the parties which provides, among other things, for certain registration rights which are for the benefit of the Optionee and any assignee(s). Vector's agreements with respect to the registration rights will continue in effect regardless of the exercise or surrender of this Option by either the Optionee or any assignee(s).

                  15. Opinion of Legal Counsel. As a condition to the payment by Optionee of the Purchase Price specified in the Purchase Agreement, Vector shall deliver to Optionee at the Closing an opinion of its legal counsel in form and substance satisfactory to the Optionee and its counsel.

                  16. Governing Law. This Option shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

                                         VECTOR:

                                         VECTOR AEROMOTIVE CORPORATION



                                         By:/s/ SUDJASWIN E.L.
                                            ------------------
                                            Sudjaswin E.L., President


                                         OPTIONEE:

                                         V' POWER CORPORATION



                                         By:/s/ D.P. ROSE
                                            -------------
                                            D.P. ROSE, President

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FORM TO BE USED TO EXERCISE OPTION:

                                 EXERCISE FORM

                  The undersigned hereby elects irrevocably to exercise the within Option and to purchase ____________ Common Shares of Vector Aeromotive Corporation, called for hereby, and hereby makes payment of $________________ (at the rate of $.45 per share) in payment of the Option Exercise Price pursuant hereto. Please issue the shares as to which this Option is exercised in accordance with the instructions given below.

                                         -----------------------------------
                                         Signature


Date:___________________


                    INSTRUCTIONS FOR REGISTRATION OF SHARES:

Register Shares in name of:______________________________________
                           (Print)

Address:_________________________________________________________
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
FORM TO BE USED TO ASSIGN OPTION:

                                   ASSIGNMENT

For value received, _____________________________ does hereby sell, assign and transfer unto ___________________ the right to purchase _____________ Common Shares of Vector Aeromotive Corporation, evidenced by the within Option, and does hereby irrevocably constitute and appoint Vector Aeromotive Corporation and/or its Transfer Agent as attorney to transfer the same on the books of Vector Aeromotive Corporation with full power of substitution in the premises.

                                         -----------------------------------
                                         Signature

                                         Signature Guaranteed

Date:___________________                 -----------------------------------

NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Option in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.



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